Exhibit 99.1

Staples, Inc. Announces Second Quarter 2012 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--August 15, 2012--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended July 28, 2012. Total company sales for the second quarter of 2012 were $5.5 billion, a decrease of six percent in U.S. dollars and three percent on a local currency basis compared to the second quarter of 2011. Diluted earnings per share, on a GAAP basis, decreased 28 percent to $0.18 from $0.25 achieved in the second quarter of 2011.

During the second quarter of 2011, the company received a $21 million cash tax refund. Excluding the favorable impact of the tax refund, diluted earnings per share decreased 18 percent compared to adjusted diluted earnings per share of $0.22 achieved in the prior year.

“Our second quarter results fell short of our expectations due to softer than expected sales trends in North America and ongoing weakness in Europe and Australia,” said Ron Sargent, Staples’ chairman and chief executive officer. “We continue to build momentum in categories beyond office supplies, but these improvements were more than offset by weakness in computers and core office supplies during the second quarter.”

Second quarter 2012 operating income rate decreased 78 basis points to 4.00 percent. This decrease primarily reflects deleverage of fixed expenses and lower product margins, offset by reduced marketing expense.

The company generated operating cash flow of $257 million and invested $126 million in capital expenditures year to date, resulting in free cash flow of $131 million for the first half of 2012. The company repurchased 12.1 million shares for $159 million during the second quarter of 2012. At the end of the second quarter, the company had $2.1 billion in liquidity, including $1.0 billion in cash and cash equivalents.

North American Delivery

North American Delivery sales for the second quarter of 2012 were $2.4 billion, a decrease of one percent in U.S. dollars and flat on a local currency basis compared to the second quarter of 2011. This primarily reflects the previously announced loss of two large contract customers during the third quarter of 2011, offset by growth in facilities and breakroom supplies and promotional products. Operating income rate decreased 72 basis points to 7.70 percent compared to the second quarter of 2011. This decline reflects lower product margins and investments to drive growth in Staples.com, partially offset by reduced marketing expense.

North American Retail

North American Retail sales of $2.0 billion decreased three percent compared to the second quarter of 2011. Comparable store sales for the second quarter of 2012 decreased two percent, as traffic declined two percent and average order size was flat versus the prior year. Lower sales of computers, software, and computer accessories were somewhat offset by growth of copy and print, mobile phones and accessories, and facilities and breakroom supplies. Operating income rate decreased 59 basis points to 4.44 percent compared to the second quarter of 2011. This decrease primarily reflects deleverage of fixed expenses somewhat offset by improved product margins and reduced marketing expense. During the second quarter, the company opened four and closed five stores in the U.S. and opened two stores in Canada, ending the second quarter of 2012 with 1,915 stores in North America.

International Operations

Sales in International Operations for the second quarter were $1.1 billion, a decrease of 18 percent in U.S. dollars and a decrease of 10 percent on a local currency basis compared to the second quarter of 2011. These results reflect weak sales in Europe and Australia. Economic weakness drove declines in the company’s European delivery businesses, as well as a nine percent decline in comparable store sales in Europe. Compared to the second quarter of 2011, operating income rate decreased 325 basis points to an operating loss of 2.01 percent. This decrease primarily reflects deleverage of fixed expenses in Europe and Australia, as well as lower product margins in Europe. During the second quarter, the company closed one store, ending the second quarter of 2012 with 375 stores in International Operations.

Outlook

The company’s results for the second quarter were weaker than expected. As a result, the company is adopting a more conservative sales and earnings outlook. Current expectations for 2012 assume slower growth in the U.S. economy and continued weakness in the demand environment in Europe. “We’re taking a hard look at each of our businesses, and we plan to make significant changes to improve results,” Sargent said. “We’re also building a plan to reallocate resources, take advantage of our best growth opportunities, and drive increased cost savings.”

Including the impact of the 53rd week in fiscal 2012, as well as the unfavorable impact of foreign currency exchange rates, the company expects full year sales to be flat compared to the prior year and full year diluted earnings per share to increase in the low single-digits versus adjusted diluted earnings per share of $1.37 achieved in 2011. The company anticipates its effective tax rate for the full year will be 32.5 percent and expects to generate more than $1 billion of free cash flow in 2012.

Presentation of Non-GAAP Information

This press release presents certain results for 2011 and 2012 both with and without the impact of fluctuations in foreign currency exchange rates, and certain results without the impact of the tax refund in 2011. The presentation of results that excludes these items, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Non-GAAP financial measures which have not been reconciled here within, or reconciled in previous public disclosures, are provided below. Management believes that the non-GAAP financial measures better enable management and investors to understand and analyze our performance by providing meaningful information relevant to events of a non-recurring nature that impact the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately in GAAP as well as non-GAAP results. In addition, when first disclosed, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation that indicates and describes the adjustments made. For a reconciliation of previously disclosed non-GAAP financial measures, please see the “Financial Measures and Other Data” section of the Investor Information portion of www.staples.com.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and a trusted source for office solutions. The company provides products, services and expertise in office supplies, copy & print, technology, facilities and breakroom, and furniture. Staples invented the office superstore concept in 1986 and now has annual sales of $25 billion, ranking second in the world in eCommerce sales. With 88,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia, making it easy for businesses of all sizes and consumers. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risks inherent in foreign operations; failure to manage growth and continue to expand our operations successfully could adversely affect our financial results; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we could incur significant goodwill impairment charges; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	July 28, 2012	January 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$984,666	$1,264,149
Receivables, net	1,855,933	2,033,680
Merchandise inventories, net	2,629,598	2,431,845
Deferred income tax assets	297,423	305,611
Prepaid expenses and other current assets	354,324	255,535
Total current assets	6,121,944	6,290,820

Property and equipment:
Land and buildings	1,013,859	1,034,983
Leasehold improvements	1,320,250	1,330,373
Equipment	2,505,464	2,462,351
Furniture and fixtures	1,083,612	1,084,358
Total property and equipment	5,923,185	5,912,065
Less: Accumulated depreciation	3,952,490	3,831,704
Net property and equipment	1,970,695	2,080,361

Intangible assets, net of accumulated amortization	412,266	449,781
Goodwill	3,861,584	3,982,130
Other assets	626,594	627,530
Total assets	$12,993,083	$13,430,622

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,236,141	$2,220,414
Accrued expenses and other current liabilities	1,198,676	1,414,721
Debt maturing within one year	498,987	439,143
Total current liabilities	3,933,804	4,074,278

Long-term debt	1,542,550	1,599,037
Other long-term obligations	719,976	735,094

Stockholders' Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding
929,462,709 and 683,273,551 at July 28, 2012 and 922,126,579 and 695,743,547 at
January 28, 2012, respectively	558	553
Additional paid-in capital	4,633,946	4,551,299
Accumulated other comprehensive loss	(514,791)	(319,743)
Retained earnings	7,358,003	7,199,060
Less: Treasury stock at cost, 246,189,158 shares at July 28, 2012
and 226,383,032 shares at January 28, 2012	(4,688,011)	(4,416,018)
Total Staples, Inc. stockholders' equity	6,789,705	7,015,151
Noncontrolling interests	7,048	7,062
Total stockholders' equity	6,796,753	7,022,213
Total liabilities and stockholders' equity	$12,993,083	$13,430,622

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011

Sales	$5,498,496	$5,819,612	$11,603,321	$11,992,550
Cost of goods sold and occupancy costs	4,071,211	4,279,232	8,566,321	8,815,777
Gross profit	1,427,285	1,540,380	3,037,000	3,176,773

Operating expenses:
Selling, general and administrative	1,192,433	1,246,047	2,468,834	2,516,821
Amortization of intangibles	14,795	16,194	30,053	33,486
Total operating expenses	1,207,228	1,262,241	2,498,887	2,550,307

Operating income	220,057	278,139	538,113	626,466

Other (expense) income:
Interest income	1,450	1,519	3,101	3,978
Interest expense	(41,793)	(41,885)	(84,097)	(90,678)
Other expense	(1,352)	(369)	(1,698)	(557)
Consolidated income before income taxes	178,362	237,404	455,419	539,209
Income tax expense	57,967	61,104	148,011	165,227
Consolidated net income	120,395	176,300	307,408	373,982
Loss attributed to noncontrolling interests	(34)	(138)	(80)	(701)
Net income attributed to Staples, Inc.	$120,429	$176,438	$307,488	$374,683

Earnings Per Share:
Basic earnings per common share	$0.18	$0.25	$0.45	$0.53
Diluted earnings per common share	$0.18	$0.25	$0.45	$0.53

Dividends declared per common share	$0.11	$0.10	$0.22	$0.20

Consolidated comprehensive (loss) income	$(96,529)	$59,124	$112,426	$561,177
Comprehensive loss attributed to noncontrolling interests	(115)	(48)	(14)	(495)
Comprehensive (loss) income attributed to Staples, Inc	$(96,414)	$59,172	$112,440	$561,672

Weighted average shares outstanding:
Basic	672,862,462	698,917,409	676,554,028	702,617,764
Diluted	679,124,446	708,671,474	684,280,648	713,037,114

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	26 Weeks Ended
	July 28, 2012	July 30, 2011
Operating Activities:
Consolidated net income, including loss from the noncontrolling interests	$307,408	$373,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	201,555	211,550
Amortization	30,053	33,486
Stock-based compensation	63,130	81,470
Excess tax benefits from stock-based compensation arrangements	(179)	(942)
Deferred income tax expense	8,707	54,170
Other	(4,363)	9,901
Changes in assets and liabilities:
Decrease in receivables	143,992	58,957
Increase in merchandise inventories	(222,872)	(276,649)
Increase in prepaid expenses and other assets	(104,641)	(38,399)
Increase in accounts payable	41,570	45,794
Decrease in accrued expenses and other liabilities	(216,573)	(264,790)
Increase in other long-term obligations	8,993	13,634
Net cash provided by operating activities	256,780	302,164

Investing Activities:
Acquisition of property and equipment	(126,220)	(164,149)
Net cash used in investing activities	(126,220)	(164,149)

Financing Activities:
Proceeds from issuance of commercial paper, net of repayments	49,998	254,926
Proceeds from the exercise of stock options	24,259	31,559
Proceeds from borrowings	47,243	118,174
Payments on borrowings	(75,083)	(698,631)
Purchase of noncontrolling interest	(4,649)	-
Cash dividends paid	(148,545)	(140,643)
Excess tax benefits from stock-based compensation arrangements	179	942
Purchase of treasury stock, net	(271,993)	(365,203)
Net cash used in financing activities	(378,591)	(798,876)

Effect of exchange rate changes on cash and cash equivalents	(31,452)	22,728

Net decrease in cash and cash equivalents	(279,483)	(638,133)
Cash and cash equivalents at beginning of period	1,264,149	1,461,257
Cash and cash equivalents at end of period	$984,666	$823,124

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Sales:
North American Delivery	$2,412,755	$2,433,217	$4,967,826	$4,944,863
North American Retail	1,989,139	2,045,143	4,312,970	4,373,228
International Operations	1,096,602	1,341,252	2,322,525	2,674,459
Total segment sales	$5,498,496	$5,819,612	$11,603,321	$11,992,550

Business Unit Income (Loss):
North American Delivery	$185,767	$204,765	$386,726	$401,615
North American Retail	88,413	102,872	255,368	280,221
International Operations	(22,081)	16,576	(40,851)	26,100
Business unit income	252,099	324,213	601,243	707,936
Stock-based compensation	(32,042)	(46,074)	(63,130)	(81,470)
Interest and other expense, net	(41,695)	(40,735)	(82,694)	(87,257)
Consolidated income before income taxes	$178,362	$237,404	$455,419	$539,209

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	July 28, 2012
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported	$1,207,228	$220,057	$178,362	$57,967	$120,429

	13 Weeks Ended
	July 30, 2011
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported	$1,262,241	$278,139	$237,404	$61,104	$176,438
Tax refund	-	-	-	20,800	(20,800)
Non-GAAP, as adjusted	$1,262,241	$278,139	$237,404	$81,904	$155,638

	26 Weeks Ended
	July 28, 2012
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported	$2,498,887	$538,113	$455,419	$148,011	$307,488

	26 Weeks Ended
	July 30, 2011
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported	$2,550,307	$626,466	$539,209	$165,227	$374,683
Tax refund	-	-	-	20,800	(20,800)
Non-GAAP, as adjusted	$2,550,307	$626,466	$539,209	$186,027	$353,883

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended July 28, 2012
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	(0.8)%	0.4%	(0.4)%
North American Retail	(2.7)%	1.0%	(1.7)%
International Operations	(18.2)%	8.2%	(10.0)%
Total sales	(5.5)%	2.4%	(3.1)%

	26 Weeks Ended July 28, 2012
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	0.5%	0.3%	0.8%
North American Retail	(1.4)%	0.8%	(0.6)%
International Operations	(13.2)%	5.7%	(7.5)%
Total sales	(3.2)%	1.6%	(1.6)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Operating Cash Flow to Free Cash Flow
(Dollar Amounts in Thousands)
(Unaudited)

	26 Weeks Ended
	July 28, 2012	July 30, 2011

Net cash provided by operating activities	$256,780	$302,164
Acquisition of property and equipment	(126,220)	(164,149)
Free cash flow	$130,560	$138,015
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487